Exhibit 10.23

This CONSULTING AGREEMENT, dated as of January 28th, 2014, (this “Agreement”), is entered into by and among CDRF Topco, Inc., a Delaware corporation (the “Company”), CDRF Parent, Inc., a Delaware corporation (“Parent”), PharMedium Healthcare Corporation, a Delaware corporation (“Opco”), and Clayton, Dubilier & Rice, LLC, a Delaware limited liability company (“CD&R Manager”).

W I T N E S S E T H:

WHEREAS, CD&R Manager organized the Company in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 17, 2013 (as the same may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, Opco, CDRF Merger Sub, Inc., a Delaware Corporation (“Merger Sub”), and David N. Jonas, as Securityholders’ Representative;

WHEREAS, CD&R Manager is engaged in the business of providing management services to affiliated private investment funds, including the affiliated investment funds which acquired direct or indirect controlling ownership interests in the Company through the transactions contemplated by the Merger Agreement (the “Merger”);

WHEREAS, CD&R Manager, in conjunction with its role as manager of such affiliated investment funds and in order to support and enhance the operational and financial performance of such funds’ investments, is willing and able to provide certain consulting services to the Company, Parent, Opco and their respective divisions and subsidiaries (the “Company Group”), as provided herein;

WHEREAS, in connection with the Merger, CD&R Manager has provided intensive strategic and operational consulting services to the Company Group, based on analyses undertaken by the financial and operating partners of CD&R Manager prior to and in connection with the closing of the Merger, which services included, without limitation, (a) advising and providing assistance to the Company Group in identifying and retaining additional or new legal, accounting, insurance, compensation, investment banking, financial and other advisors and consultants, (b) reviewing and providing recommendations concerning the staffing and employment needs of the Company Group, including possible near-term additions and changes to the management of the Company Group, (c) developing and recommending revised compensation and employee benefit plans for the management and other employees of the Company Group, (d) analyzing the Company’s capital structure and financial and risk management, including proposing possible changes and making recommendations concerning cash management, financial reporting and controls, banking relationships and insurance programs, (e) analyzing and recommending potential adjustments to the Company’s business strategy, (f) evaluating and making suggestions for improving the Company Group’s arrangements for the procurement of certain support services, and (g) identifying areas for improving the Company’s business and profitability, and making recommendations for near-term operational improvements (such services, collectively, the “Initial Consulting Services”);

WHEREAS, thereafter the Company desires that it and other members of the Company Group receive, and CD&R Manager is willing to provide, ongoing strategic and operational consulting services to the Company of the kind described above, including revisions to and implementation of recommendations made as part of the Initial Consulting Services and assistance to the Company in executing the strategic and operational improvements identified and recommended as part of the Initial Consulting Services and thereafter, as CD&R Manager and the Company may agree from time to time (the “Additional Consulting Services” and, together with the Initial Consulting Services, the “Consulting Services”); and

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, the Company, Parent, Opco, CD&R Manager and certain other parties have entered into an Indemnification Agreement, dated as of January 28th, 2014 (as the same may be amended from time to time in accordance with its terms, the “CD&R Indemnification Agreement”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Engagement. The Company, Parent and Opco hereby confirm the performance by CD&R Manager of the Initial Consulting Services and engage CD&R Manager (on behalf of the members of the Company Group) to provide the Additional Consulting Services and the Special Consulting Services (each as defined below) as a consultant to the Company Group. CD&R Manager hereby agrees to provide Consulting Services to the Company Group on the terms and subject to the conditions set forth below.

2. Scope of Future Services.

(a) Additional Consulting Services. CD&R Manager hereby agrees, during the term of this Agreement, to provide the members of the Company Group with the Additional Consulting Services as may reasonably be requested from time to time by the board of directors (the “Board”) of the Company and agreed to by CD&R Manager.

(b) Special Consulting Services. In addition to, and without duplication of, the Initial Consulting Services and the Additional Consulting Services, CD&R Manager hereby agrees, during the term of this Agreement, to provide the members of the Company Group with strategic, financial, operational, management advisory and other consulting services as may reasonably be agreed from time to time by the Company and CD&R Manager with respect to proposed transactions, including, without limitation, any proposed acquisition, merger, full or partial recapitalization, structural reorganization (including any divestiture of one or more subsidiaries or operating divisions of any member of the Company Group), reorganization of the shareholdings or other ownership structure of the Company Group, sales or dispositions of assets or any other similar transaction (each, a “Transaction”) directly or indirectly involving the members of the Company Group (collectively, the “Special Consulting Services” and, together with the Initial Consulting Services and the Additional Consulting Services, the “Consulting Services”).

(c) Services Non-Exclusive. CD&R Manager will devote such time and efforts to the performance of the services contemplated hereby as CD&R Manager deems reasonably necessary or appropriate, provided that no minimum number of hours is required to be devoted on a weekly, monthly, annual or other basis. The Company, Parent and Opco (on behalf of themselves and the other members of the Company Group) hereby acknowledge that CD&R Manager’s services are not exclusive to the Company Group and that CD&R Manager will render similar services to other persons and entities.

(d) Applicability of CD&R Indemnification Agreement. The Company, Parent and Opco (on behalf of themselves and the other members of the Company Group) hereby acknowledge and agree that the services provided by CD&R Manager hereunder, including the Initial Consulting Services, the Additional Consulting Services and the Special Consulting Services, are being provided subject to the terms of this Agreement (including, without limitation, Section 7) and the CD&R Indemnification Agreement.

(e) Nature of Services. For avoidance of doubt, the parties acknowledge and agree that CD&R Manager’s services hereunder shall be limited to providing the Consulting Services and shall not extend to the right to exercise control over the Company or its controlled Affiliates, which right shall be reserved to the Board, subject to the rights retained by the Company’s stockholders.

3. Compensation; Reimbursement of Expenses.

(a) Compensation for Initial Consulting Services. As compensation for the Initial Consulting Services, the Company shall, or shall cause one or more other members of the Company Group to, on behalf of the members of the Company Group, pay CD&R Manager immediately following the later of the date of this Agreement and the date of the consummation of the Merger, a consulting fee in the amount of $17,000,000 (such fee, the “Initial Consulting Fee”).

(b) Compensation for Additional Consulting Services. As compensation for the Additional Consulting Services, the Company shall, or shall cause one or more other members of the Company Group to, on behalf of the members of the Company Group, pay CD&R Manager a fee of $1,500,000 per year (together, the “Additional Consulting Fee”), one quarter of which shall be payable quarterly in advance on the first day of each January, April, July and October (each, an “Additional Consulting Services Payment Date”). The Additional Consulting Fee shall begin accruing immediately following the consummation of the Merger, and the amount of the Additional Consulting Fee accrued prior to the next succeeding Additional Consulting Services Payment Date shall be payable on such Additional Consulting Services Payment Date, together with the regular installment of the Additional Consulting Fee payable on such Additional Consulting Services Payment Date. If an employee of CD&R Manager or any of its Affiliates is appointed to an executive management position (or a position of comparable responsibility) (each such employee, a “Manager Designee”) with the Company or any other member of the Company Group, then, for the period of such Manager Designee’s service in such position, the Additional Consulting Fee shall be increased by an amount to be reasonably determined by CD&R Manager but not to exceed 100% of the Additional Consulting Fee then in effect. The Additional Consulting Fee may otherwise be increased only by the Company. The Additional Consulting Fee may not be decreased without the prior written consent of CD&R Manager. For purposes of this Agreement, “Affiliate” shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with, such person or entity, provided, that with respect to CD&R Manager, Affiliate shall not include any member of the Company Group.

(c) Compensation for Special Consulting Services. As compensation for the Special Consulting Services, in connection with each Transaction that is consummated, the Company shall, or shall cause one or more other members of the Company Group to, on behalf of the members of the Company Group, pay CD&R Manager a fee (a “Special Consulting Fee”) equal to 1.0% of the Transaction Value, or such lesser amount as CD&R Manager and the Company, on behalf of the members of the Company Group, may agree. The Company, on behalf of the members of the Company Group, may agree to pay a Special Consulting Fee in excess of 1.0% of the Transaction Value of a Transaction. As used herein, “Transaction Value” means the total value of the applicable Transaction, including, without duplication, (x) in the case of any Transaction involving an acquisition, merger, sale or disposition of assets or equity interests of any member of the Company Group or any other similar Transaction, the aggregate purchase price payable in connection with such Transaction, including, without limitation, the aggregate amount of the cash funds and the aggregate value of the other obligations required to complete such Transaction (excluding any fees payable pursuant to this Section 3(c), including any indebtedness, guarantees, capital stock or similar items issued or made to facilitate, and the amount of any revolving credit or other liquidity facilities or arrangements established in connection with, such Transaction or assumed, refinanced or left outstanding in connection with or immediately following such Transaction and (y) in connection with any capital raising Transaction, the aggregate proceeds of such Transaction (including the unfunded portion of any revolving credit or other liquidity facilities or arrangements established in connection with, such

Transaction). For purposes of calculating a Special Consulting Fee, the value of any securities included in the Transaction Value will be determined by the average of the last sales prices for such securities on the five trading days ending five days prior to the consummation of the applicable Transaction, provided that if such securities do not have an existing public trading market, the value of the securities shall be their fair market value on the day prior to consummation of such Transaction, as mutually reasonably agreed between CD&R Manager and the Company, on behalf of the members of the Company Group.

(d) Reimbursement of Expenses. The Company shall, or shall cause one or more other members of the Company Group to, on behalf of the members of the Company Group, reimburse CD&R Manager for such reasonable travel and other out-of-pocket expenses (“Expenses”) as may be incurred by CD&R Manager and its Affiliates and its and their respective employees and agents in the course or on account of rendering any services under this Agreement, including but not limited to any applicable fees and expenses of any legal, accounting or other professional advisors to CD&R Manager and its subsidiaries and Affiliates and any expenses incurred by any Manager Designee in connection with the performance of his or her duties to any member of the Company Group, including the cost of all air travel, whether on commercial or private aircraft. CD&R Manager may submit monthly expense statements to the Company or any other such member of the Company Group, which statements shall be payable within 30 days. Nothing in this Section 3 shall limit any obligations of any member of the Company Group to reimburse any costs and expenses to CD&R Manager or any CD&R Manager Affiliate (as defined below) under the Merger Agreement, the CD&R Indemnification Agreement, or any other ancillary agreement.

(e) Allocation of Payments. The Company shall not agree with its independent accountants to allocate the amounts paid to CD&R Manager pursuant to this Agreement to specific services provided hereunder without the consent of CD&R Manager (not to be unreasonably withheld).

(f) Obligations Joint and Several. Each of the Company, Parent and Opco (on behalf of themselves and the other members of the Company Group) hereby agree that the obligations of the Company under this Section 3 shall be borne jointly and severally by each member of the Company Group.

4. Term, etc.

(a) This Agreement shall be in effect until, and shall terminate upon the tenth anniversary of the date hereof. In any event, this Agreement may be earlier terminated by CD&R Manager on 30 days’ prior written notice to the Company. The provisions of this Agreement shall survive any termination hereof, provided that, notwithstanding the foregoing, Sections 1 and 2 (other than Section 2(d)) shall not survive any termination hereof, and provided, further, that Section 3 shall survive any termination hereof solely as to any portion of any Initial Consulting Fee, Additional Consulting Fee, Special Consulting Fee or Expenses not paid or reimbursed prior to such termination and not required to be paid or reimbursed thereafter pursuant to Section 4(c).

(b) Upon any consolidation or merger of the Company, or any conveyance, transfer or lease of all or substantially all of the assets of any member of the Company Group, whether in connection with the Merger or otherwise, the entity formed by such consolidation, or into which such member of the Company Group is merged or to which such conveyance, transfer or lease is made (each, a “Successor Entity”), shall succeed to and be substituted for the Company or such member of the Company Group, as applicable, under this Agreement with the same effect as if the Successor Entity had been a party hereto. No such consolidation, merger or conveyance, transfer or lease shall have the effect of terminating this Agreement or of releasing any member of the Company Group or any Successor Entity from its obligations hereunder.

(c) Upon any termination of this Agreement, the Company agrees immediately to pay or reimburse (or cause one or more other members of the Company Group to pay or reimburse), as the case may be, in cash to the CD&R Manager any accrued and unpaid installment of the Additional Consulting Fee, or portion thereof, and any accrued and unpaid Special Consulting Fee, or portion thereof, and any unpaid and unreimbursed Expenses that shall have been incurred prior to such termination (whether or not such Expenses shall then have become payable). If, at any time, no member of the Company Group is permitted to make any payment or reimbursement due to CD&R Manager under this Agreement under the terms of any credit agreement, indenture or other financing agreement to which any member of the Company Group is a party, such obligations shall accrue as provided herein, but payment or reimbursement thereof shall be deferred until such time as (i) such payments are no longer prohibited under the terms of the applicable agreement, or (ii) the amounts due thereunder are repaid in full. In the event of the liquidation of the Company, all amounts due CD&R Manager under this Agreement shall be paid to CD&R Manager before any liquidating distributions or similar payments are made to stockholders of the Company.

5. Information; Confidentiality.

(a) Each of the Company, Parent and Opco will, and will cause each member of the Company Group to, use its reasonable best efforts to furnish, or to cause their respective subsidiaries, employees and agents to furnish, CD&R Manager with such information (the “Information”) as CD&R Manager reasonably believes appropriate to its engagement hereunder. Each of the Company, Parent and Opco acknowledges and agrees that (i) CD&R Manager will rely on the Information and on information available from generally recognized public sources in performing the services hereunder and (ii) CD&R Manager does not assume responsibility for the accuracy or completeness of the Information and such other information.

(b) Each of the Company, Parent and Opco (on behalf of themselves and the other members of the Company Group) hereby consent to the CD&R Manager and any CD&R Manager Affiliate (as defined below) sharing any information it receives from the Company Group with any other CD&R Manager Affiliates (other than other portfolio companies) and to the internal use by CD&R Manager and such CD&R Manager Affiliates of any information received from the Company Group, subject, however, to (i) CD&R Manager maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of the Company in violation of applicable law and (ii) the recipient of such information being subject to an agreement (or being under a duty of trust or confidence) to maintain the shared information in confidence.

(c) Any advice or opinions provided by CD&R Manager or CD&R Manager Affiliates may not be disclosed or referred to publicly or to any third party (other than the Company Group’s legal, tax, financial or other advisors), except in accordance with CD&R Manager’s prior written consent.

6. Independent Contractor Status. Each of the Company, Parent and Opco acknowledge and agree that CD&R Manager has performed and shall perform the services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel and those of its controlled Affiliates. The Company further acknowledges and agrees that CD&R Manager may, in its sole discretion, remove or substitute any of the members of, or add members to, the team of professional employees of CD&R Manager and its Affiliates that will be providing services pursuant to this Agreement, and that any such removal, substitution or addition shall not in any way modify or affect any of the obligations of the Company hereunder, including, without limitation, its obligation to pay any fee or reimburse any Expenses. Neither CD&R Manager nor any CD&R Manager Affiliate shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of any member of the Company Group, nor shall any of them have authority hereunder to contract in the name of or bind any member of the Company Group, except (i) to the extent that any professional employee of CD&R Manager or any of its Affiliates may be serving as a director or an officer of any member of the Company Group or (ii) as expressly agreed to in writing by such member of the Company Group. Any duties of CD&R Manager arising out of its engagement to perform services hereunder shall be owed solely to the members of the Company Group. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this Agreement, expressed or implied, is intended to confer on any present or future holders of any securities of the Company or its Affiliates, or any present or future creditor of the Company or its Affiliates, any rights or remedies under or by reason of this Agreement or any performance hereunder.

7. Limitation on Liability. Except in cases of gross negligence or willful misconduct, CD&R Manager shall have no liability of any kind whatsoever to any member of the Company Group for any damages, losses or expenses (including, without limitation, special, punitive, incidental or consequential damages and interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors) with respect to the provision of the Consulting Services, and in no event shall any such liability be in excess of the fees received by CD&R Manager hereunder. Each of the Company, Parent and Opco (on behalf of itself and the other members of the Company Group), by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no person other than CD&R Manager shall have any obligation hereunder and that it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against, any former, current or future officer, agent, Affiliate or employee of CD&R Manager (or any of their successors or permitted assignees), against any former, current or future general or limited partner, member or stockholder of CD&R Manager (or any of its successors or permitted assignees) or against any former, current or future director, officer, agent, employee, Affiliate, general or limited partner, stockholder, manager or member of any of the foregoing (collectively, “CD&R Manager Affiliates”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Company against CD&R Manager Affiliates, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise.

8. Outside Activities. In recognition that CD&R Manager and Manager Affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which CD&R Manager or Manager Affiliates may serve as an advisor, a director or in some other capacity, and in recognition that CD&R Manager or Manager Affiliates have myriad duties to various investors and partners, and in anticipation that the Company Group, on the one hand, and CD&R Manager or Manager Affiliates, on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company Group hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 8 are set forth to regulate, define and guide the conduct of certain affairs of the Company Group as they may involve CD&R Manager. Except as CD&R Manager may otherwise agree in writing after the date hereof:

(a) CD&R Manager and Manager Affiliates shall have the right: (i) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, any member of the Company Group), (ii) to directly or indirectly do business with any client or customer of the Company Group, (iii) to take any other action that CD&R Manager believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 8 and (iv) not to present potential transactions, matters or business opportunities to any member of the Company Group, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(b) CD&R Manager and Manager Affiliates shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the members of the Company Group or any of their Affiliates or to refrain from any actions specified in Section 8(a), and the Company, on its own behalf and on behalf of the other members of the Company Group, hereby renounces and waives any right to require CD&R Manager or any Manager Affiliate to act in a manner inconsistent with the provisions of this Section 8.

(c) None of CD&R Manager or any Manager Affiliate shall be liable to any member of the Company Group or any of their Affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 8 or of any such person’s participation therein.

9. Notice. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a facsimile (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(a) If to the Company, Parent, Opco or any other member of the Company Group:

PharMedium Healthcare Corporation

Two Conway Park

150 North Field Drive, Suite 350

Lake Forest, Illinois 60045

Attention: William R. Spalding

Facsimile: (847) 234-1394

Email: bspalding@pharmedium.com

with a copy (which shall not constitute notice) to:

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Theresa A. Gore

Facsimile: (212) 407-5252

Email: tgore@cdr-inc.com

and

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Kevin A. Rinker, Esq.

Fax: (212) 521-7569

(b) If to CD&R Manager:

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, NY 10152

Attention: Theresa A. Gore

Facsimile: (212) 407-5252

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Kevin A. Rinker, Esq.

Fax: (212) 521-7569

10. Entire Agreement; Severability; No Representations or Warranties. Except as otherwise expressly set forth herein, this Agreement and the CD&R Indemnification Agreement (a) contain the complete and entire understanding and agreement between CD&R Manager and the Company with respect to the subject matter hereof and (b) supersede all prior and contemporaneous understandings, conditions and agreements, whether written or oral, express or implied, in respect of the subject matter hereof. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this agreement invalid or unenforceable in any respect. Each of the Company, Parent and Opco acknowledges and agrees that CD&R Manager makes no representations or warranties in connection with this Agreement or its provision of the Consulting Services. Each of the Company, Parent and Opco agrees that any acknowledgment or agreement made by the Company, Parent or Opco in this Agreement is made on behalf of each of the Company, Parent, Opco and the other members of the Company Group.

11. Counterparts; Amendments and Waivers. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one agreement. This Agreement may be executed by facsimile signatures. Except as otherwise provided herein, this Agreement may not be amended, restated, supplemented or otherwise modified, and no provision of this Agreement may be waived, other than in a writing duly executed by the parties hereto.

12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, provided that (i) except as provided in clause (ii) and (iii) of this proviso, neither this Agreement nor any right, interest or obligation hereunder may be assigned by either party, whether by operation of law or otherwise, without the express written consent of the other party hereto, (ii) any assignment by CD&R Manager of its rights but not the obligations under this Agreement to any entity directly or indirectly controlling, controlled by or under common control with CD&R Manager shall be expressly permitted hereunder and shall not require the prior written consent of the Company, Parent or Opco and (iii) CD&R Manager may assign all of its rights, interests and obligations under this Agreement to a third party in connection with the transfer to such third party of substantially all of CD&R Manager’s investment management business without the prior written consent of the Company. This Agreement is not intended to confer any right or remedy hereunder upon any person or entity other than the parties to this Agreement and their respective successors and assigns.

13. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

14. Arbitration.

(a) Any dispute, claim or controversy arising out of, relating to, or in connection with this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be finally determined by arbitration. The arbitration shall be administered by JAMS. If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties. If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(b) The seat of the arbitration shall be New York, New York. The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(c) The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise. The parties agree to seek to reach agreement on the identity of the arbitrator within thirty days after the initiation of arbitration. If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(d) The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the attorneys’ fees of the prevailing party. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(e) The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding. The confidentiality obligations shall not apply (i) if disclosure is required by law, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CLAYTON, DUBILIER & RICE, LLC

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President & Secretary

CDRF TOPCO, INC.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President & Secretary

CDRF PARENT, INC.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President & Secretary

PHARMEDIUM HEALTHCARE CORPORATION

By:	/s/ Ronald A. Williams
	Name:	Ronald A. Williams
	Title:	Chairman

[Signature Page – CD&R Forest Consulting Agreement]